Exhibit 99.2

Investor Relations Conference - Call November 9, 2006

Introduction and Welcome Why preliminary results CEO out of country next week - Agenda -Fiscal year 2006 summary -Strategy going forward -Guidance going forward - Questions and Answers

Fiscal year 2006 Summary - Gross revenues = $5.855 MM (up 23%) - SG&A = $2.97 MM - R&D = $0.45 MM Income Before Income Taxes = $0.89 MM - Net Earnings = $0.68 MM ($0.083/share) (up 156%) - Cash flow = ($69,000) - after spending about $800,000 on acquisitions - so most the cash was recovered during the same fiscal year Acquisition: Certain assets of Bioreason, Inc. from its Acquisition: Certain assets of Bioreason, Inc. from its creditors in November 2005 - Staffing: Life Sciences team nearly doubled and still growing

Progress - - ADMET Modeler Predictor/ADMET Modeler - - Merged into single program - New model to predict binding affinity of potential new drug molecules to HIV integrase to be released soon - Method for rapid calculation of a certain type of electrical charge developed charge developed - speed reduced from over 700 CPU hours to about 10 seconds with acceptable accuracy - Additional state-of-the the-art modeling methods incorporated into art modeling methods incorporated into ADMET Modeler -Developed method for visualization of input sensitivities for complex models to guide chemists in how to modify molecules complex models to guide chemists in how to modify molecules to improve their properties Demonstrated combined use of ADMET Predictor and ClassPharmer together

Progress - 2

- ClassPharmer
  - Acquired as version 3.5 – slow, limited
  - Merged ClassPharmer and ChemTK to produce ClassPharmer 4.0
    - Dramatic speed increase
    - Able to handle much larger number of molecules
    - Version 4.1 released in the spring, Version 4.2 will release soon
  - Very successful first year – renewals + new customers

- DDDPlus
  - Significant improvements over version 1.0 completed
    - Polymer matrix formulations
    - More accurate physical model of dissolution
    - Addition of surfactant effects
    - Optimization of *in vitro* experiments to better mimic *in vivo*
  - Evaluation by major pharma with subsequent license

Progress - 3 - GastroPlus - - Flagship product and biggest money maker -- Becoming a standard part of studies in several major pharmaceutical companies - pharmaceutical companies - Released version 5.0 in December 2005 added physiologically based pharmacokinetics (PBPK) modeling - Particle size distribution added in version 5.1 released in ____. - Numerous improvements in user convenience features completed Version 5.2 nearing release

Progress - 4 - Words+ subsidiary Added consulting marketing and sales manager - Expanded U.S. sales force - SAM software migrated to PC SAM software migrated to PC’s from PDA Improved MicroCommPac (part of almost every (part of almost every system) - New laptop provides improved margins on Medicare/Medicaid systems - Popular software voice synthesizer option added

Strategy Going Forward Expand product line and services - - Pharmaceutical software - New functionalities for current products Completion of MembranePlus™ - Seeking opportunities to partner or acquire new products - - Pharmaceutical consulting services - Expanding Simulation Technologies team to handle growing demand - - Words+ subsidiary -Expanded platforms for SAM™ software - Internationalize software (French, German) to expand markets - Forge additional collaborative relationships within academia, government, and industry organizations Continue aggressive marketing and sales activities begun last year in both companies

Summary - Company is strong and growing - No debt -Strong cash flow and consistent growth in shareholders’ equity demonstrates real growth Cash spent on acquisitions was substantially replaced in one year Growing dedicated and extremely talented workforce working to grow the product lines in both businesses Expanding marketing and sales efforts in both businesses Guidance for FY2007: We expect revenues to be > $6.8 MM Slides available by eSlides available by e-mail on request through info@simulations- plus.com

Questions?